Exhibit 4.52

CEMEX, S.A.B. de C.V.

U.S.$650,000,000

4.875% CONVERTIBLE SUBORDINATED NOTES DUE 2015

PURCHASE AGREEMENT

March 24, 2010.

Citigroup Global Markets, Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas Securities Corp.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

RBS Securities Inc.

Santander Investment Securities Inc.

Barclays Capital Inc.

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets, Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S.$650,000,000 principal amount of its 4.875% Convertible Subordinated Notes due 2015 (the “Firm Securities”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to U.S.$65,000,000 additional principal amount of such Securities to cover over-allotments, if any (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are convertible into ADSs of the Company at the conversion rate set forth herein. The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, among the Company, The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), and, for certain limited purposes to comply with Mexican applicable law, The Bank of New York Mellon, S.A., Institución de Banca Múltiple, as co-trustee. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 26 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the ADSs issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 23, 2010 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated March 24, 2010 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the ADSs issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1:

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, and on the Closing Date, the Final Memorandum did not and will not (together with any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company nor any person acting on its behalf has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the ADSs issuable upon conversion thereof under the Act.

(d) None of the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) No registration under the Act of the Securities or the ADSs issuable upon conversion thereof is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(i) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company has been duly incorporated and is validly existing as a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) under the laws of Mexico with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification or such person is subject to no material liability or disability by reason of the failure to be so qualified.

(k) (i) The Company’s authorized equity capitalization is as set forth, and conforms to the description thereof contained, in the Disclosure Package and the Final Memorandum; (ii) the outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (iii) the outstanding CPOs of the Company have been duly authorized and validly issued in accordance with the CPO Trust and the CPO Deed; (iv) the outstanding ADSs of the Company have been, and the ADSs issuable upon conversion of the Securities will be, duly authorized and validly issued pursuant to the ADS Deposit Agreement; (v) based on the initial conversion rate and without considering any fundamental change or antidilution adjustment that may occur subsequent to the Closing Date as provided in the Indenture, the Company has duly and validly issued a sufficient number of ordinary shares, free of preemptive or similar rights, and has a sufficient number of CPOs available to be released and delivered by the CPO Trustee, for issuance of ADSs upon conversion of the Securities, (vi) following the occurrence of a fundamental change or antidilution adjustment after the Closing Date as provided in the Indenture, any ordinary shares issued, and any CPOs released and delivered by the CPO Trustee, for the issuance of ADSs upon conversion of the Securities against payment of the conversion price, will be duly and validly issued pursuant to the Company’s bylaws, the CPO Trust and the CPO Deed, free of preemptive or similar rights; (vii) except as set forth in the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests, ordinary shares, CPOs or ADSs in the Company are outstanding, and (viii) except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other equity interests of the Company’s significant subsidiaries are owned by the Company either directly or through wholly owned and majority-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(l) (i) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Important Federal Tax Considerations,” “Description of Common Stock,” “Description of CPOs” and “Description of ADSs” and (ii) the statements in the Preliminary Memorandum and the Final Memorandum under the heading “Recent Developments,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments” and “Regulatory Matters and Legal Proceedings”; insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters therein described in all material respects.

(m) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture and the Capped Call Transaction Documents have been duly authorized and, assuming due authorization, execution and delivery thereof by the counterparties thereto, when executed and delivered by the Company, will constitute legal, valid, binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and will be convertible into ADSs in accordance with their terms.

(n) The Amendment has been duly authorized, executed and delivered by the Company and it constitutes a legal, valid, and binding obligation enforceable against each party thereto in accordance with its terms.

(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, in the Capped Call Transaction Documents, except (i) such as may be required under the blue sky laws or any other state or foreign securities laws of any jurisdiction in which the Securities are offered and sold, including without limitation, the notice to, and filing with, the Luxembourg authorities of the terms of the offering and sale of the Securities; (ii) for the notice to be given to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) under Article 7 of the Securities Market Law, in respect of the issuance of the Securities, and (iii) for the notarization of a Spanish translation of the Indenture, to be effected on or prior to the Closing Date, and its subsequent filing with the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio) of Monterrey Nuevo León, México.

(p) None of the execution and delivery of the Indenture, the Capped Call Transaction Documents or this Agreement, the issuance and sale of the Securities or the issuance of the shares of common stock, the CPOs representing such shares of common stock or the ADSs representing such CPOs, upon conversion of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (including the Financing Agreement, the Transaction Security Documents, the CPO Trust and the ADS Deposit Agreement); or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (p) (if any), have (x) a Material Adverse Effect (as defined below) or (y) a material adverse effect upon the transactions contemplated herein;

(q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, and have been prepared in conformity with Mexican FRS applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Consolidated Financial Information” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein.

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Capped Call Transaction Documents, the Financing Agreement, the Transaction Security Documents, the CPO Trust, the ADS Deposit Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively the events described in (i) and (ii) above, a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(s) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except (i) for such properties the loss of which would not reasonably be expected to result in a Material Adverse Effect and (ii) as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement).

(t) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (including the Financing Agreement, the Transaction Security Documents, the CPO Trust and the ADS Deposit Agreement); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(u) KPMG Cárdenas Dosal, S.C., who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent auditors with respect to the Company in accordance with Article 2.21 of the Mexican Institute of Public Accountants’ Code of Professional Conduct and within the meaning in the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities or upon the issuance of ADSs upon the conversion thereof, except as disclosed in the Disclosure Package and the Final Memorandum.

(w) The Company and each of its subsidiaries have filed all applicable tax returns that are required to be filed by them or have requested extensions of the period applicable for the filing of such returns (except in any case in which the failure so to file would not have a Material

Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except for contractual prohibitions provided in joint venture or shareholders’ agreements to which the Company is a party (none of which prohibitions are material individually or in the aggregate), and except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that the failure to have such license, certificate, permit or authorization would not reasonably be expected to have a Material Adverse Effect and except, as described in or contemplated in the Disclosure Package or the Final Memorandum (exclusive of any amendment or supplement thereto), and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Mexican FRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and each of its subsidiaries’ internal controls over financial reporting are effective, and neither the Company nor any of its subsidiaries is aware of any material weakness in its internal control over financial reporting. The Company and each of its subsidiaries maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective.

(cc) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct its businesses; and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. There is and has been no failure on the part of the Company and or of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from March 30, 2010 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto; and (ii) in connection therewith, the Company agrees to pay to each Initial Purchaser fees and commissions in the amount of 1.88% of the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I (in addition to any other amounts otherwise payable under this Agreement).

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from March 30, 2010 to the settlement date for the Option Securities. The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The option may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on March 30, 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) and any other relevant clearing system unless the Representatives shall otherwise instruct.

(b) If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the ADSs issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act);

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(v) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(vi) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(vii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)

to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(C)

to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of the representatives for any such offer; or

(D)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the Distribution Period (as defined in Section 5(c) below), as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you attached as Schedule II hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, which consent, following the Closing Date, may not be unreasonably withheld; provided, however, that prior to the earlier of (i) the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives and communicated to the Company) and (ii) twelve (12) months after the date of the Final Memorandum (the “Distribution Period”), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) If at any time prior to the completion of the Distribution Period, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives. For the avoidance of doubt, the foregoing shall not apply to any written information or other materials provided to any related party in connection with the preparation, execution and delivery of the Amendment.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) As required under Article 7 of the Mexican Securities Market Law (Ley del Mercado de Valores), the Company will, no later than one Business Day after the Closing Date, notify the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) of the offering of the Securities as set forth herein, in the Disclosure Package and in the Final Memorandum.

(h) The Company shall cause to have ADSs to be delivered upon conversion of the Securities to be approved for listing on the New York Stock Exchange.

(i) The Company will not, and will not permit any of its Affiliates to, resell any Securities or ADSs issued upon conversion thereof that have been acquired by any of them except for, (i) in a transaction registered under the Act or (ii) in a transaction exempt from the registration requirements under the Act if such transaction does not cause the holding periods under Rule 144 under the Act to be extended for other holders of Securities.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or ADSs issuable upon conversion thereof under the Act.

(k) Any information provided by the Company, its Affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act;

(l) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(m) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(n) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC, and any other relevant clearing system.

(o) Each of the Securities and the ADSs issuable upon conversion thereof will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(p) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Citigroup Global Markets, Inc., directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or file with the Commission a registration under the Act or with the Comisión Nacional Bancaria y de Valores a prospectus under Mexican securities laws relating to, any of the Company’s ADSs, CPOs or ordinary shares or any securities convertible into or exercisable or exchangeable for the Company’s ADSs, CPOs or ordinary shares (other than the Securities), or publicly disclose the intention to make any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s ADSs, CPOs or ordinary shares, or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s ADSs, CPOs or ordinary shares or such other securities, in cash or otherwise, other than (i) securities convertible into or exchangeable for the Company’s ADSs, CPOs or ordinary shares pursuant to any stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Disclosure Package and the Final Memorandum and in effect at the Execution Time; and (ii) any of the Company’s ADSs, CPOs or ordinary shares issued upon the exercise of options outstanding as of the Execution Time, including upon conversion of mandatory convertible securities of the Company outstanding as of the Execution Time, in both cases described in the Disclosure Package and the Final Memorandum.

(q) The Company will not take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(r) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(s) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(t) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(u) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Capped Call Transaction Documents, the issuance of the Securities, the fees of the Trustee and the issuance of the ADSs (including fees of the depositary under the ADSs Deposit Agreement for the creation and delivery of such ADSs) upon conversion of the Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) fees and expenses incurred in connection with any notice to be provided to the Luxembourg regulatory authorities, including the Luxembourg Stock Exchange; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(v) The Company agrees to reimburse the Representatives, on behalf of the Initial Purchasers, for all their reasonable expenses incurred in connection with the sale of the Securities provided for herein (including, without limitation, reasonable fees, disbursements and expenses of legal advisors for the Initial Purchasers). The reimbursement obligations of the Company in respect of the legal advisors for the Initial Purchasers pursuant to this Section 5(v) and Section 7 hereof will be limited to U.S.$900,000 (excluding reimbursements in respect of disbursements and expenses of such legal advisors).

(w) The Company will apply the aggregate net proceeds from the offering of the Securities in the manner specified in the Final Memorandum under the heading “Use of Proceeds.”

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company, to furnish to the Representatives its opinion, tax opinion and negative assurance letter, each dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule III attached hereto.

(b) The Company shall have requested and caused Mr. Ramiro G. Villarreal, General Counsel for the Company, to furnish to the Representatives his opinion, subject to certain applicable exceptions, qualifications and conditions acceptable to the Representatives, dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule IV attached hereto.

(c) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP and Ritch Mueller, S.C., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Capped Call Transaction Documents, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have requested and caused Elvinger, Hoss & Prussen, special Luxembourg counsel for the Company, to furnish such opinion or opinions, dated the Closing Date, providing, among other related matters as the Representatives may reasonably require, that the issuance and sale of the Securities as provided in the General Disclosure Package and the Final Memorandum, constitutes a public offering under the laws of Luxembourg, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided, however, that, prior to the delivery of such opinion on the Closing Date, Citigroup Global Markets, Inc. agrees to furnish a representation letter to Elvinger, Hoss & Prussen to the effect that Citigroup Global Markets, Inc. has offered the Securities to at least five persons within the Grand Duchy of Luxembourg.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer of the Company, dated as of the Closing Date, substantially in the form of Schedule V attached hereto.

(f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG Cárdenas Dosal, S.C. to furnish to the Representatives, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent auditors within the meaning of Article 2.21 of the Mexican Institute of Public Accountants’ Code of Professional Conduct and within the meaning in the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), substantially in the form of Schedule VI attached hereto.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(h) The Securities shall be eligible for clearance and settlement through DTC and any other relevant clearing system.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or any of its subsidiaries’ debt securities by Standard & Poor’s and Fitch Ratings or any notice given of any intended or potential decrease in any such rating. For the avoidance of doubt, any reiteration or reissuance of the outlook of a rating agency that was in place at the Execution Time shall not be considered a notice of an intended or potential decrease in a rating.

(j) Prior to the Closing Date, the Company shall have filed a supplemental listing application to have the ADSs issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the New York Stock Exchange.

(k) Prior to the Closing Date, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto, duly executed by each of the officers of the Company named on Exhibit B hereto, and addressed to the Representatives.

(l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered under this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, 10006, Attention: Duane McLaughlin, Esq., on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel subject to the limit set forth in Section 5(v) above) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and (ii), under the heading “Plan of Distribution”, (A) the table of Initial Purchasers, and (B) the eighth and ninth paragraphs, in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If none of the conditions in clauses (i) through (iv) in the preceding sentence are satisfied as to any indemnified party, it is understood that the Company shall, in connection with any one such action be liable for the reasonable fees and expenses of only one separate firm of attorneys in each jurisdiction (and in addition to any local counsel) at any time (other than reasonable overlapping of engagements) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the

Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s CPOs in the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) shall have been suspended; (ii) trading in the Company’s ADSs in the New York Stock Exchange shall have been suspended; (iii) trading in securities generally on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchanges; (iv) a banking moratorium shall have been declared either by Mexican, U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by Mexico or the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to +5281-8888-4399 and confirmed to it at CEMEX, S.A.B. de C.V., Av. Ricardo Margáin, Zozaya #325, Colonia Valle del Campestre, Garza García, Nuevo León, México 66265. Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(m) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York and in the courts of its own domicile in respect of actions brought against such party as a defendant, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding and waives the right to any other jurisdiction that it may be entitled to by reason of its present or future, domicile or any other reason. The Company hereby appoints Corporate Creations Network Inc., 1040 Avenue of the Americas # 2400, New York, NY 10018, U.S.A.; fax: (561) 694-1639; telephone: (212) 382-4699, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any of such courts. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the execution and filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Mexico.

15. Internet Document Service. The Company hereby agrees that Citigroup may provide copies of the Preliminary Memorandum and Final Memorandum and any other agreement or document relating to the offer and sale of the Securities, including, without limitation, the Indenture, to Xtract Research LLC (“Xtract”) following the Closing Date for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” (as defined in Rule 144A under the Act); it being understood and agreed that the Company shall have no obligation to update or supplement any such documents provided to Xtract.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

20. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this

Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

22. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

23. Taxes. Any and all payments of fees or other amounts due to the Initial Purchasers under this Agreement shall, except as required by applicable law, be made without withholding or deduction for or on account of any taxes imposed by any jurisdiction. If any taxes are required to be withheld or deducted from any such payment, the Company shall pay such additional amounts as may be necessary to ensure that the net amount actually received by the Initial Purchasers after such withholding or deduction is equal to the amount that the Initial Purchasers would have received had no such withholding or deduction been required. At the reasonable request of the Initial Purchasers, the Company shall provide evidence of payment of taxes when due.

24. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

25. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

26. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS” means the American Depositary Shares which represent ten (10) CPOs. ADSs are evidenced by American Depositary Receipts or ADRs.

“ADS Deposit Agreement” means the Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, as amended by Amendment No. 1 thereto, dated as of July 1, 2005, by and among Citibank, N.A., as depositary, the Company and the holders and beneficial owners from time to time of ADSs.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Amendment” means the Amendment Agreement dated March 18, 2010 between the Company, acting for itself and as agent on behalf of each Obligor (as defined therein), and Citibank International PLC, acting for itself and as Administrative Agent (as defined therein) on behalf of the Finance Parties (as defined therein), relating to the Financing Agreement dated August 14, 2009, as amended.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Mexico.

“Capped Call Transaction Documents” means (i) the Master Terms and Conditions for Capped Call Transactions dated March 24, 2010, (ii) any Transaction Confirmation thereunder and (iii) the Security Agreement to be dated as of the Closing Date, in each case entered into by and between Citibank, N.A. and the Company and the Collateral Agreement, to be dated as of the Closing Date between Citibank, N.A., Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, acting solely as trustee under trust No. 111339-7 and the Company (each, a “Security Agreement” and collectively the “Security Agreements”).

“Citigroup” means Citigroup Global Markets, Inc.

“Commission” means the Securities and Exchange Commission.

“CPO” means the Ordinary Participation Certificates (Certificados de Participación Ordinaria), which represent two (2) Series A shares and one (1) Series B share of the Company.

“CPO Deed” means the CPO deed (Acta de Emisión) executed from time to time by the Company and the CPO Trustee for the issuance of CPOs pursuant to the terms of the CPO Trust.

“CPO Trust” means the Trust Agreement number 111033-9 dated September 6, 1999, entered into by and among the Company, in its capacity as settlor, and the CPO Trustee.

“CPO Trustee” means Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee under the CPO Trust.

“Disclosure Package” means (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Financing Agreement” means the Financing Agreement dated August 14, 2009, as amended, between the Company, the Financial Institutions and Noteholders named therein, as participating creditors, Citibank International PLC, as administrative agent and Wilmington Trust (London) Limited, as security agent.

“Intercreditor Agreement” means the Intercreditor Agreement dated August 14, 2009, as amended, between Citibank International PLC, as administrative agent, the participating creditors named therein, the Company and certain of its subsidiaries named therein, as original borrowers, original guarantors and original security providers, Wilmington Trust (London) Limited, as security agent, and others.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” means any writings in addition to the Preliminary Memorandum, the final term sheet prepared pursuant to Section 5(b) hereto in the form attached as Schedule II hereto that the parties expressly agree in writing to treat as part of the Disclosure Package and which are identified on Schedule VII hereto.

“Mexican FRS” means the Mexican financial reporting standards (Normas de Información Financiera aplicables en Mexico) as in effect from time to time issued by the Mexican Financial Reporting Standards Board (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera, A.C.).

“Regulation D” means Regulation D under the Act.

“Regulation S” means Regulation S under the Act.

“Transaction Security Documents” means any document, as amended from time to time, entered by any of the Company or its subsidiaries creating or expressed to create any security over all or any part of its assets in respect of their obligations under the Financing Agreement or any other document derived therefrom, or in connection therewith.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

CEMEX, S.A.B. de C.V.

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Chief Financial Officer

Signature page to

Purchase Agreement

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

Citigroup Global Markets, Inc.

By:	/s/ R. Blacket
Name: J. R. Blacket
Title: Managing Director

Signature page to

Purchase Agreement

Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Isabel Bermejo
Name: Isabel Bermejo
Title: Managing Director

By:	/s/ Angel Sanchez Aristi
Name: Angel Sanchez Aristi
Title: Managing Director

Signature page to

Purchase Agreement

Barclays Capital Inc.

By:	/s/ Jose A. Gonzales
Name:	Jose A. Gonzales
Title:	MD

Signature page to

Purchase Agreement

BNP Paribas Securities Corp.

By:	/s/ Michael W. Murphy
Name: Michael W. Murphy
Title: Managing Director

Signature page to

Purchase Agreement

HSBC Securities (USA) Inc.

By:	/s/ Mauda Poc
Name: Mauda Poc
Title: Director

Signature page to

Purchase Agreement

J.P. Morgan Securities Inc.

By:	/s/ Jeffrey Zajkowski
Name: Jeffrey Zajkowski
Title: Managing Director

Signature page to

Purchase Agreement

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Frank Maturo
Name: Frank Maturo
Title: Managing Director

Signature page to

Purchase Agreement

RBS Securities Inc.

By:	/s/ Illegible
Name:
Title:

Signature page to

Purchase Agreement

Santander Investment Securities Inc.

By:	/s/ Iñigo Gaytan de Ayala
Name: Iñigo Gaytan de Ayala
Title: Managing Director

By:	/s/ Ignacio Mendive
Name: Ignacio Mendive
Title: Managing Director

For themselves and the other several Initial

Purchasers named in Schedule I to the

foregoing Agreement.

Signature page to

Purchase Agreement

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets, Inc.	U.S.$	432,180,851
Banco Bilbao Vizcaya Argentaria, S.A.	U.S.$	24,202,128
BNP Paribas Securities Corp.	U.S.$	24,202,128
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$	24,202,128
HSBC Securities (USA) Inc.	U.S.$	24,202,128
J.P. Morgan Securities Inc.	U.S.$	24,202,128
RBS Securities Inc.	U.S.$	24,202,128
Santander Investment Securities Inc.	U.S.$	24,202,128
Barclays Capital Inc.	U.S.$	17,287,233
ING Financial Markets LLC	U.S.$	10,372,340
Scotia Capital (USA) Inc.	U.S.$	10,372,340
The Williams Capital Group, L.P.	U.S.$	10,372,340

Total	U.S.$	650,000,000

I-1

SCHEDULE II

Pricing Term Sheet

Pricing Term Sheet

March 24, 2010

CEMEX, S.A.B. de C.V.

4.875% Convertible Subordinated Notes Due 2015 (the “Notes”)

The information in this pricing term sheet supplements CEMEX, S.A.B. de C.V.’s preliminary offering memorandum, dated March 23, 2010 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars. References to ADSs are to ADSs of the Issuer. Unless specifically stated otherwise, the information in this pricing term sheet assumes the initial purchasers do not exercise their over-allotment option.

Issuer	CEMEX, S.A.B. de C.V. (the “Issuer”)

Security Description	4.875% Convertible Subordinated Notes due 2015

Format	144A Global Notes

Sole Global Coordinator, Sole Structuring Agent and Active Bookrunner	Citigroup Global Markets Inc.

Joint Passive Bookrunners

Barclays Capital Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas Securities Corp.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

RBS Securities Inc.

Santander Investment Securities Inc.

Co-Managers	ING
Scotia Capital
The Williams Capital Group, L.P.

Identifiers (144A Notes)	CUSIP 151290 AU7
ISIN US151290AU79
CUSIP 151290 AV5 (unrestricted)
ISIN US151290AV52 (unrestricted)

Aggregate principal amount offered	U.S.$650,000,000

Over-allotment option	U.S.$65,000,000 of Notes

Settlement date	March 30, 2010

Final maturity	March 15, 2015

II-1

Interest payment	March 15 and September 15, beginning on September 15, 2010

Day count convention	360-day year consisting of twelve 30-day months

Annual interest rate	The Notes will bear interest at a rate equal to 4.875% per annum from March 30, 2010

Offering price	The Notes will be issued at a price of 100% of their principal amount, plus accrued interest, if any, from March 30, 2010

Initial conversion price	Approximately $13.60 per ADS

Conversion rate	73.5402 ADSs per $1,000 principal amount of Notes

NYSE last reported sale price on March 24, 2010	$10.46 per ADS

Conversion premium	Approximately 30% above the last NYSE last reported sale price on March 24, 2010

Denomination	U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof

Additional Interest

As described in the Preliminary Offering Memorandum, additional interest will accrue at the rate of 0.50% per annum on the outstanding principal amount of the Notes under the circumstances described therein.

Conversion Rights

Holders may convert their Notes into the Issuer’s ADSs (which represent CPOs, which in turn represent ordinary shares) at an initial conversion rate of 73.5402 ADSs per $1,000 principal amount of Notes at any time prior to the close of business on the fourth Business Day (as defined in the Preliminary Offering Memorandum) immediately preceding the maturity date for the Notes. The conversion rate is equivalent to an initial conversion price of approximately U.S.$13.60 per ADS.

The indenture governing the Notes contains a covenant requiring the Issuer to issue sufficient Series A shares and Series B shares in order to fulfill its obligations to deliver ADSs, within the time limits set forth in the indenture, following a conversion.

Anti-Dilution Adjustments	The conversion rate may be adjusted if certain events occur.

Make Whole Conversion upon Fundamental Change

If a fundamental change (as defined in the Preliminary Offering Memorandum) occurs and a holder elects to convert its Notes in connection with such fundamental change, the Issuer will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion. The table below sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of the Notes in connection with a fundamental change as described in the Preliminary Offering Memorandum, based on the ADS price and effective date of the fundamental change.

2

	ADS Price
Effective Date	$10.46	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$60.00
March 30, 2010	22.0620	15.1881	10.9489	9.0373	7.8003	6.8418	6.0749	5.4475	4.9246	4.1031	3.4869	2.0502
March 15, 2011	22.0620	14.0443	9.3704	7.3958	6.3724	5.5928	4.9691	4.4588	4.0335	3.3653	2.8641	1.6949
March 15, 2012	22.0620	12.9112	7.7587	5.6012	4.7884	4.2052	3.7386	3.3569	3.0387	2.5388	2.1639	1.2890
March 15, 2013	22.0620	11.6472	5.9563	3.6617	3.0209	2.6545	2.3613	2.1214	1.9215	1.6074	1.3718	0.8221
March 15, 2014	22.0620	9.9100	3.5857	1.3775	1.0468	0.9201	0.8188	0.7358	0.6667	0.5582	0.4767	0.2867
March 15, 2015	22.0620	6.4598	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates may not be set forth in the table above, in which case if the ADS price is:

•

between two adjacent ADS price amounts in the table or the effective date is between two adjacent effective dates in the table, the number of additional ADSs by which the conversion rate will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two dates based on a 365-day year, as applicable.

•	greater than U.S.$60.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be issued upon conversion.

•	less than U.S.$10.46 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of ADSs issuable upon conversion exceed 95.6022 per U.S.$1,000 principal amount of Notes, although that maximum is subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

Repurchase at Option of Holder	• Other than in the event of a change of control, Holders may not require the Issuer to repurchase any Notes prior to their stated maturity date.

•      If a change of control occurs at any time, each Holder will have the right, at that holder’s option, to require the Issuer to purchase all or part of their Notes for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest (including additional interest, if any) and additional amounts, if any, up to, but excluding, the repurchase date.

Redemptions	• Other than in the event of a tax redemption, the Issuer may not redeem any Notes prior to their stated maturity date.

•      In the event of certain changes in the withholding tax treatment relating to payments on the Notes, at 100% of their principal amount plus any accrued and unpaid interest to the date fixed for redemption and any additional amounts that may be payable, so long as the Issuer is not prohibited from having such an option under the Financing Agreement.

3

•      Upon the Issuer giving notice that it will redeem the Notes because of such a change in the withholding tax treatment, holders will have the option to convert their notes as if a fundamental change had occurred.

Use of Proceeds

The estimated net proceeds from this offering, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses, will be approximately U.S.$635.5 million, assuming the initial purchasers do not exercise their over-allotment option, and approximately U.S.$699.3 million if they exercise their over-allotment option in full. The Issuer intends to use approximately U.S.$95.4 million of the net proceeds from this offering to pay the cost of the capped call transaction described in the Preliminary Offering Memorandum and expect to use a portion of the net proceeds from the sale of additional Notes in the event the initial purchasers exercise their over-allotment option to increase the number of ADSs underlying the capped call transaction on a proportionate basis, and the Issuer intends to use the remaining net proceeds for general corporate purposes and to repay indebtedness, which may include indebtedness under the Financing Agreement.

Capped Call Option

In connection with this offering, the Issuer expects to enter into a capped call transaction with a counterparty, which is an affiliate of Citigroup Global Markets Inc., covering, subject to customary anti-dilution adjustments, approximately 47,801,130 of the Issuer’s ADSs, assuming the initial purchasers do not exercise their over-allotment option. If the initial purchasers exercise their option to purchase additional Notes to cover over-allotments, the Issuer expects to increase the number of ADSs underlying the capped call transaction on a proportionate basis. Because the capped call transaction is cash settled, it does not provide an offset to any ADSs the Issuer may deliver to holders upon conversion of the Notes. The capped call transaction has a cap price 80% higher than the closing price of the Issuer’s ADSs on March 24, 2010.

New York Stock Exchange Symbol for the Issuer’s ADSs	CX

Governing law	New York

Clearing	The Depositary Trust Company

Additional Information

1.

As of December 31, 2009, on a pro forma basis after giving effect to the issuance and sale of U.S.$500 million additional aggregate principal amount of the U.S. Dollar-denominated Notes in January 2010 and the application of the net proceeds therefrom and from this offering (without including approximately Ps39,859 million (U.S.$3,045 million) of notes issued in connection with the Issuer’s perpetual debentures to which the Notes will also be subordinated and without giving effect to any repayment of indebtedness with the net proceeds of this offering and assuming the initial purchasers do not exercise their over-allotment option):

•

the Issuer, excluding its Subsidiaries, would have had approximately Ps63,247 million (U.S.$4,832 million) of senior indebtedness outstanding that would have been senior in right of payment to the Notes, approximately Ps53,813 million (U.S.$4,111 million) of which would have been secured, and

4

•

the Issuer’s Subsidiaries would have had approximately Ps155,670 million (U.S.$11,893 million) of indebtedness that would have been structurally senior in right of payment to the Notes excluding guarantees of the Issuer’s debt, trade payables and intercompany debt.

2.	Capitalization of CEMEX

The following table sets forth the Issuer’s consolidated cash and temporary investments, indebtedness and capitalization as of December 31, 2009 (1) on an actual basis; (2) as adjusted to give effect to the issuance and sale in January 2010 of U.S.$500 million aggregate principal amount of 9.50% Senior Secured Notes due 2016 and the application of the net proceeds from such offering; and (3) as further adjusted to give effect to the issuance and sale in this offering of U.S.$650 million aggregate principal amount of the Notes, the payment of the initial purchasers’ discounts and commissions and the estimated expenses in connection with this offering, and the application of the estimated net proceeds as described under “Use of Proceeds” in the Preliminary Offering Memorandum and as described above.

The financial information set forth below is based on information derived from the Issuer’s financial statements, which have been prepared in accordance with MFRS, which differ in significant respects from U.S. GAAP. For further information about the Issuer’s financial presentation, see “Selected Consolidated Financial Information” in the Preliminary Offering Memorandum.

	As of December 31, 2009
	Actual		As adjusted (1)				As further adjusted (2)
			(in millions of Pesos and Dollars)
Short-term debt (3)
Secured
Banobras (4)	Ps	422	Ps	422	U.S.$	32	Ps	422	U.S.$	32
Bancomext (4)		240		240		19		240		19
Other secured (5)		2,895		2,895		221		2,895		221
Unsecured
Other unsecured		3,836		3,836		293		3,836		293

Total short-term debt		7,393		7,393		565		7,393		565

Long-term debt
Secured by the Collateral
Financing Agreement		141,625		134,005		10,237		134,005		10,237
CBs (6)		16,153		16,153		1,234		16,153		1,234
Senior Secured Notes (7)(8)		22,921		29,806		2,277		29,806		2,277
Other secured
Banobras		641		641		49		641		49
Bancomext		2,343		2,343		179		2,343		179
Unsecured
CEMEX España Euro Notes (9)		16,860		16,860		1,288		16,860		1,288
Other unsecured		3,208		3,208		245		3,208		245

The Notes (10)		—		—		—		8,509		650

Total long-term debt		203,751		203,016		15,509		211,525		16,159

Total debt		211,144		210,409		16,074		218,918		16,724

Liability component of Mandatory Convertible Notes (11)		2,090		2,090		160		2,090		160

Stockholders’ equity
Non-controlling interest

5

	As of December 31, 2009
	Actual		As adjusted (1)			As further adjusted (2)
			(in millions of Pesos and Dollars)
Perpetual debentures (12)		39,859	39,859		3,045		39,859		3,045
Other		3,838	3,838		293		3,838		293
Controlling interest (11)		213,873	213,598		16,318		213,408		16,303
Total stockholders’ equity		257,570	257,295		19,656		257,105		19,641

Total capitalization (13)	Ps	470,804	Ps 469,794	U.S.$	35,890	Ps	478,113	U.S.$	36,525

(1)

Reflects the application of the net proceeds from the issuance of U.S.$500,000,000 additional aggregate principal amount of Senior Secured Notes in January 2010, and U.S.$26,250,000 from premiums related to such issuance under the Financing Agreement of the Senior Secured Notes, which were issued at a price of U.S.$105.25 per U.S.$100 principal amount of interest from December 14, 2009, yielding 8.477%. As permitted under the Financing Agreement, CEMEX retained approximately U.S.$115.5 million of such net proceeds from the issuance of Senior Secured Notes in January 2010 for general corporate purposes, including to repay financial obligations outside the Financing Agreement. Also includes a mandatory pre-payment of U.S.$173.4 million under the Financing Agreement on January 13, 2010 in relation to the December U.S. Dollar-denominated and Euro-denominated note issuances. See “Summary—Recent Developments—Reopening of U.S. Dollar-denominated Senior Secured Notes in January 2010.”

(2)

Reflects additional application of the net proceeds from this offering. Assumes approximately U.S.$635.5 million of cash retained for general corporate purposes and to repay indebtedness, which may include indebtedness under the Financing Agreement. Also assumes the initial purchasers do not exercise their over-allotment option. Amounts in Dollars have been converted from Pesos at an exchange rate of Ps13.09 to U.S.$1.00, the CEMEX accounting rate as of December 31, 2009.

(3)	Includes current portion of long-term debt.
(4)	Obligations with Mexican development banks which were secured by fixed assets and shares of affiliates not pledged as Collateral.
(5)	Represent long-term CBs with maturities during 2010. Short-term CBs are included under Unsecured.
(6)	The Issuer had long term CBs of approximately U.S.$1,454.7 million as of December 31, 2009.
(7)

Includes U.S.$1,250,000,000 aggregate principal amount of 9.50% Senior Secured Notes due 2016 and €350,000,000 aggregate principal amount of 9.625% Senior Secured Notes due 2017 issued by CEMEX Finance LLC on December 14, 2009; also includes in the adjusted columns the U.S.$500,000,000 additional aggregate principal amount of 9.50% Senior Secured Notes due 2016 issued by CEMEX Finance LLC on January 19, 2010.

(8)	Amounts in Dollars have been converted from Euros at an exchange rate of U.S.$1.43 to €1.00, the CEMEX foreign exchange rate as of December 31, 2009.
(9)	Issued by CEMEX Finance Europe B.V., a special purpose vehicle and wholly-owned subsidiary of CEMEX España, S.A., and solely guaranteed by CEMEX España, S.A.
(10)

Under MFRS, the Notes offered hereby will be recorded as debt in the Issuer’s balance sheet; however, the Notes will not be considered as debt for purposes of the leverage ratio calculations under the Financing Agreement.

(11)

Under MFRS, the Mandatory Convertible Securities issued in Mexico on December 10, 2009 in exchange for CBs represent a combined instrument with liability and equity components. The liability component, approximately Ps2,090 million (U.S.$160 million) as of December 31, 2009, corresponds to the net present value of interest payments due under the Mandatory Convertible Securities, assuming no early conversion, and was recognized under “Other Financial Obligations” in the Issuer’s balance sheet. The equity component, approximately Ps1,971 million (U.S.$151 million) as of December 31, 2009, represents the difference between principal amount and the liability component, and was recognized within “Other equity reserves” net of commissions in the Issuer’s balance sheet. See notes 13(A) and 17(B) to the Issuer’s consolidated financial statements included elsewhere in this offering memorandum. Although the Issuer has not completed the Issuer’s U.S. GAAP reconciliation of the Issuer’s 2009 financial statements, the Issuer currently anticipates that there will be a new reconciliation item in the Issuer’s U.S. GAAP reconciliation of the Issuer’s 2009 financial statements in respect of the Mandatory Convertible Securities, which the Issuer expects will be recorded as debt until conversion. The Issuer cannot assure you that the Issuer will not identify additional reconciliation items or that this reconciliation item will be reflected therein in accordance with the Issuer’s current expectations.

(12)

Issued by special purpose vehicles. In accordance with MFRS, these securities are accounted for as equity due to the fact that they do not have a specified maturity date and the Issuer’s option to defer payment of interest. However, for purposes of the Issuer’s U.S. GAAP reconciliation, the Issuer record these debentures as debt and interest payments thereon as part of financial expenses in the Issuer’s consolidated income statement.

(13)	As used in this table, total capitalization equals short- and long-term debt plus the Mandatory Convertible Notes plus the Notes and plus total stockholders’ equity.

* * *

This communication is intended for the sole use of the person to whom it is provided by the sender.

6

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

7

SCHEDULE III

Form of Opinions of Skadden, Arps, Slate, Meagher & Flom LLP,

special U.S. counsel to the Company

[See attached]

III-1

SCHEDULE IV

Form of Opinion of Ramiro G. Villarreal, General Counsel of the Company

[INTRODUCTORY PARAGRAPH AND RELIANCE SECTIONS]

In rendering this opinion, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect thereof on such parties. I have also assumed that each of the parties (other than the Company) to the Transaction Documents (as defined herein) has been duly organized and is validly existing in good standing, if applicable, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of such parties has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of its jurisdiction of organization) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of Mexico insofar as I express my opinions herein.

In rendering this opinion I have reviewed originals or copies of the following documents (referred to herein collectively as the “Transaction Documents”):

(a) an executed copy of the Purchase Agreement;

(b) the Preliminary Memorandum, the documents incorporated by reference therein and the final term sheet, dated March 24, 2010 (the “Final Term Sheet”);

(c) the Final Memorandum and the documents incorporated by reference therein;

(d) an executed copy of the Indenture;

(e) a copy of the Spanish translation of the Indenture, notarized before a Mexican Notary Public;

(f) the Securities in global form as executed by the Company and authenticated by the Trustee;

(g) an executed copy of the Capped Call Transaction Documents;

(h) an executed copy of the Amendment; and

(i) the documents executed and delivered by the Company at the closing pursuant to the Purchase Agreement.

Based upon the foregoing, and subject to the further qualifications set forth below, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of Mexico, with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their businesses as described in the Disclosure Package and the Final Memorandum and to execute and deliver, and to perform its obligations under, the Transaction Documents and any transaction contemplated thereunder.

2. (i) The Company’s authorized equity capitalization is as set forth, and conforms to the description thereof contained, in the Disclosure Package and the Final Memorandum; (ii) the outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (iii) the outstanding CPOs of the Company have been duly authorized and validly issued in accordance with the CPO Trust and the CPO Deed; (iv) the outstanding ADSs of the Company have been, and the ADSs issuable upon conversion of the Securities will be, duly authorized and validly issued pursuant to the ADS Deposit Agreement; (v) based on the initial conversion rate and without considering any fundamental change or antidilution adjustment that may occur subsequent to the Closing Date as provided in the Indenture, the Company has duly and validly issued a sufficient number of ordinary shares, free of preemptive or similar rights, and has a sufficient number of CPOs available to be released and delivered by the CPO Trustee, for issuance of ADSs upon conversion of the Securities, (vi) following the occurrence of a fundamental change or antidilution adjustment after the Closing Date as provided in the Indenture, any ordinary shares issued, and any CPOs released and delivered by the CPO Trustee, for the issuance of ADSs upon conversion of the Securities against payment of the conversion price, will be duly and validly issued pursuant to the Company’s bylaws, the CPO Trust and the CPO Deed, free of preemptive or similar rights; (vii) except as set forth in the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests, ordinary shares, CPOs or ADSs in the Company are outstanding, and (viii) except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other equity interests of the Company’s significant subsidiaries are owned by the Company either directly or through wholly owned and majority-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

3. Each of the Transaction Documents to which the Company is a party, has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement, enforceable against the Company in accordance with its terms; and, in the case of the notarized Spanish translation of the Indenture, it has also been duly filed for registration with the Public Registry of Commerce of Monterrey, Nuevo León.

4. Neither the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance (except for the security interest created pursuant to the security agreement in the Capped Call Transaction Documents) upon any property or asset of the Company pursuant to, (i) the charter or by laws (estatutos sociales) of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

5. No consent, approval, authorization, filing with, order of, notice to, or qualification with any Mexican governmental or regulatory authority or court is required for the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture, the Capped Call Transaction Documents (including the creation and perfection of the security interest contemplated thereby), the issuance and sale of the Securities, and the consummation of the transactions contemplated therein, except for (i) the notice to be given to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), on or before the Closing Date, under Article 7 of the Securities Market Law, in respect of the issuance of the Securities, and (ii) the notarization of a Spanish translation of the Indenture, to be effected on or prior to the Closing Date, and its subsequent filing with the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio) of Monterrey Nuevo León, México, which does not affect it validity or enforceability.

6. The choice of New York state law as the governing law of the Purchase Agreement, the Indenture, the Capped Call Transaction Documents and the issuance and sale of the Securities, is legal, valid and binding to the Company under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to the choice of New York law as the proper law of the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, and the Securities; the Company has the legal capacity to sue and be sued in its own name under the laws of Mexico; the Company has the power to submit, and has irrevocably submitted, to the jurisdiction of the New York courts and the Company has validly and irrevocably appointed Corporate Creations Network Inc. as its authorized agent under the laws of Mexico for service of process under the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, and the Securities; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court in the Purchase Agreement, in the Indenture, the Capped Call Transaction Documents, and in the Securities, are legal, valid and binding under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to such submission and waiver; and the courts in Mexico will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York court arising out of or in relation to the obligations of the Company under the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, or the Securities, without re-examination of the issues pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedure and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside of Mexico may be enforced by Mexican Courts, provided that:

(i)	such judgment is obtained in compliance with (a) all legal requirements of the jurisdiction of the court rendering such judgment, and (b) all legal requirements of the relevant Transaction Documents;

(ii)	such judgment is not rendered in a real action (acción real);

(iii)

such judgment is final, non-appealable and authenticated by the appropriate governmental authorities, and is strictly for the payment of a certain sum of money, provided that, under Mexican Monetary Law, payments that should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican Court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;

(iv)

the court rendering such judgment is competent to render such judgment in accordance with applicable rules under international law and such rules are compatible with the rules adopted under the Mexican Code of Commerce;

(v)	service of process was made personally on the Company or on an appropriate Process Agent of the Company;

(vi)	such judgment does not contravene Mexican public policy or laws (and we have no reason to believe that a judgment based upon the Transaction Documents would contravene Mexican public policy);

(vii)

the applicable procedure under the laws of Mexico with respect to the enforcement for foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(viii)	the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and

(ix)	the cause of action in connection with which such judgment is rendered is not the same cause of action between the same parties that is pending before a Mexican court.

7. Except as described in the Disclosure Package and the Final Memorandum, with respect to non-residents of Mexico, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to Mexico or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities as contemplated in the Purchase Agreement to the Initial Purchasers, the sale and delivery by the Initial Purchasers of the Securities as contemplated in the Purchase Agreement or the entering into or performance of the terms of the Purchase Agreement.

8. Other than as described in the Disclosure Package and the Final Memorandum, under the current laws and regulations of Mexico, all payments of principal, premium (if any) and interest on the Securities may be paid, if applicable, by the Company to the registered holder thereof in U.S. dollars (that may be obtained through conversion of Mexican

Pesos) that may be freely transferred out of Mexico, and all such payments and other distributions made to holders of the Securities who are non-residents of Mexico, will not be subject to Mexican income, withholding or other taxes under the laws and regulations of Mexico and are otherwise free and clear of any other tax, duty withholding or deduction in Mexico and without the necessity of obtaining any governmental authorization in Mexico.

9. It is not necessary in order to enable the Initial Purchasers, the Trustee, the counterparty to the Capped Call Transaction Documents or the holders of the Securities to exercise or enforce any of their rights under the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, or the Securities in Mexico or by reason of the entry into and/or the performance of the Purchase Agreement, the Indenture, and the Capped Call Transaction Documents, that the Initial Purchasers or the counterparty to the Capped Call Transaction Documents should be licensed or qualified to do business in Mexico. The Initial Purchasers, the counterparty to the Capped Call Transaction Documents and the non-Mexican holders of the Securities will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of the Purchase Agreement or the Capped Call Transaction Documents.

10. Except as disclosed in the Disclosure Package and the Final Memorandum, there is no pending or, to the best of our knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Disclosure Package and the Final Memorandum, except in each case (A) for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect; and (B) (i) the statements in the Preliminary Memorandum and the Final Memorandum under the headings “Recent Developments,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments,” “Regulatory Matters and Legal Proceedings,” “Important Federal Tax Considerations,” “Description of Common Stock,” “Description of CPOs” and “Description of ADSs,” fairly summarize the matters therein described.

11. There is no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

12. There is no reason to believe that the Final Memorandum, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

I express no opinion as to any laws other than the laws of Mexico. In rendering my opinion, I have relied, (i) as to matters governed by United States Federal and New York law, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP delivered pursuant to the Purchase Agreement and (ii) as to matters of fact, on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

This opinion is subject to the following qualifications:

a. Enforcement of the Transaction Documents may be limited by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws or general principles of equity affecting the rights of creditors generally;

b. Labor claims, claims of tax authorities for unpaid taxes, social security quotas, worker’s housing fund quotas, retirement fund quotas, as well as claims from secured or privileged creditors, will have priority over claims of the parties to, or in connection with, the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, and the Securities;

c. In the event that proceedings are brought in Mexico seeking performance of the obligations of the Company in Mexico, pursuant to the Mexican Monetary Law, such entity may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made;

d. In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant has been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

e. Claims may become barred under the statutes of limitation, which are not waivable under Mexican law, or may become subject to defenses or set-off or counterclaim;

f. A Mexican court may stay proceedings held in such court if concurrent proceedings are being held elsewhere;

g. With respect to the provisions contained in each of the Transaction Documents in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico; and

h. An obligation to pay interest on interest may not be enforceable in Mexico.

This opinion is furnished only to you as representative of the Initial Purchasers and is solely for the Initial Purchasers’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Purchase Agreement and for Citibank, N.A. as counterparty under the Capped Call Transaction Documents. Without my prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Initial Purchaser’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction), except that Skadden, Arps, Slate, Meagher & Flom LLP may rely upon this opinion as to matters of the laws of the Mexico in rendering their opinion pursuant to Section 6(a) of the Purchase Agreement.

SCHEDULE V

Matters to be addressed in the Officer’s Certificate of the Company:

1. He/She has carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and the Purchase Agreement;

2. To the best of his/her knowledge, the representations and warranties of the Company in the Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

3. To the best of his/her knowledge, since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

V-1

SCHEDULE VI

Form of Comfort Letter by KPMG Cárdenas Dosal, S.C.

[See attached]

VI-1

SCHEDULE VII

1.	Issuer Written Information (included in the Disclosure Package)

(a) Final term sheet, dated March 24, 2010.

2.	Other Information Included in the Disclosure Package

(a) The following information is also included in the General Disclosure Package:

None

VII-1

EXHIBIT A

[Letterhead of officer of the Company]

[Date]

Citigroup Global Markets, Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas Securities Corp.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

RBS Securities Inc.

Santander Investment Securities Inc.

Barclays Capital Inc.

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets, Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with a proposed Purchase Agreement (the “Purchase Agreement”) between CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”) and each of you as representatives of a group of Initial Purchasers named therein, relating to an offering of 4.875% Convertible Subordinated Notes due 2015 (the “Securities”), which will be convertible into American Depositary Shares (“ADS”), of the Company. Capitalized terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, for a period of 90 days following the Execution Time, without the prior written consent of Citigroup Global Markets, Inc., directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or file with the Commission a registration under the Securities Act or with the Comisión Nacional Bancaria y de Valores a prospectus under Mexican securities laws relating to, any of the Company’s ADSs, CPOs or ordinary shares or any securities convertible into or exercisable or exchangeable for the Company’s ADSs, CPOs or ordinary shares (other than the Securities) (including without limitation, ADSs, CPOs or ordinary shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s ADSs, CPOs or ordinary shares or such other securities, whether any such

B-1

transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s ADSs, CPOs or ordinary shares or such other securities, in cash or otherwise; or (iii) make any demand for or exercise any right with respect to the registration of any of the Company’s ADSs, CPOs or ordinary shares or any security convertible into or exercisable or exchangeable for the Company’s ADSs, CPOs or ordinary shares (other than the Securities), in each case other than (A) any sale of the Company’s ADSs, CPOs or ordinary shares made concurrently with the purchase of any option or contract to purchase any of the Company’s ADSs, CPOs or ordinary shares, (B) transfers of the Company’s ADSs, CPOs or ordinary shares made as a bona fide gift or gifts, (C) transfers of the Company’s ADSs, CPOs or ordinary shares to any immediate family member of the undersigned or trust for the direct or indirect benefit of the undersigned and/or any immediate family member of the undersigned, and (D) upon the death of the undersigned, transfers of the Company’s ADSs, CPOs or ordinary shares by the estate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B), (C) or (D), each donee or distributee shall execute and deliver to the Representatives a lock-up letter agreement in the form of this letter agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C) or (D), no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement. The undersigned understands that the Representatives are entering into the Purchase Agreement and proceeding with the purchasing of the Securities in reliance upon this letter agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

B-2

EXHIBIT B

Officers

1.	Lorenzo H. Zambrano Treviño

2.	Fernando A. Gonzalez Olivieri

3.	Francisco J. Garza Zambrano

4.	Victor M. Romo Muñoz

5.	Juan Romero Torres

6.	Rodrigo Treviño Muguerza

7.	Ramiro G. Villareal Morales

8.	Rafael Garza Lozano

A-1